FORM 8-K
Exhibit 99.01

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE ANNOUNCES THIRD QUARTER 2012 EARNINGS
Non-GAAP EPS Grows 83% Year-over-Year

SUNNYVALE, Calif., October 30, 2012 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of HD connectivity solutions, today reported financial results for its third quarter ended September 30, 2012.

Revenue for the third quarter of 2012 was $73.9 million, a 16% increase from $63.8 million in the second quarter of 2012 and a 24% increase from revenue of $59.7 million in the third quarter of 2011.

“We are proud of our execution this quarter,” said Camillo Martino, Chief Executive Officer of Silicon Image, Inc.  “Earnings growth has been robust in our seasonally strongest quarter.  Mobile continues to be our key growth driver as MHL® technology gains momentum across top tier phone and tablet manufacturers.  We remain on track with our 60 GHz WirelessHD technology and expect to sample mobile-oriented ICs late this year.”

GAAP net income for the third quarter of 2012 was $7.1 million, or $0.08 per diluted share, compared with a net loss of $0.9 million, or $0.01 per share, for the second quarter of 2012 and a net income of $0.7 million, or $0.01 per diluted share, for the third quarter of 2011.

Non-GAAP net income for the third quarter of 2012 was $8.8 million, or $0.11 per diluted share, compared with a net income of $4.3 million, or $0.05 per diluted share, for the second quarter of 2012 and a net income of $5.0 million, or $0.06 per diluted share, for the third quarter of 2011. Non-GAAP net income for these periods excludes stock-based compensation expense, amortization of intangible assets, restructuring charges, business acquisition related expenses and reversal of a subsidiary’s foreign currency translation adjustment.

During the quarter, pursuant to the share repurchase plan announced in April 2012, Silicon Image repurchased approximately 271 thousand shares of its common stock for approximately $1.3 million.  The company’s cash balance as of September 30, 2012 was $145.3 million.

“Our revenue outlook for the fourth quarter reflects growth on a year-over-year basis,” said Mr. Martino.  “While the 2012 fourth quarter outlook reflects a seasonal decline which is higher than our typical 5-10%, our product revenues in the first quarter of 2013, in a departure from the typical pattern, are expected to be flat to modestly up, compared with our fourth quarter 2012 guidance.”

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

The following are Silicon Image’s financial performance estimates for the fourth quarter of 2012:

Revenue:	$64 million to $67 million
Gross Margin:	approximately 58% to 59%
GAAP operating expenses:	approximately $35 million to $36 million
Non-GAAP operating expenses:	approximately $32 million to $33 million
Diluted shares outstanding:	approximately 83 million
Non-GAAP tax rate:	approximately 30% of non-GAAP pre-tax income

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation, restructuring charges, business acquisition related expenses and reversal of a subsidiary’s foreign currency translation adjustment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its third quarter of 2012 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 877-941-4774 or 480-629-9760 and enter pass code 4570138.  The webcast will be accessible on Silicon Image's investor relations website at http://ir.SiliconImage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through November 13, 2012.  To access the replay, please dial 800-406-7325 or 303-590-3030 and enter pass code 4570138.

About Silicon Image, Inc.
Silicon Image is a leading provider of connectivity solutions that enable the reliable distribution and presentation of high-definition content for consumer electronics, mobile, and PC markets.  The company delivers its technology via semiconductor and intellectual property products that are compliant with global industry standards and feature market leading Silicon Image innovations such as InstaPort™ and InstaPrevue™.  Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, the latest standard for mobile devices – MHL®, and the leading 60GHz wireless HD video standard – WirelessHD®.  Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services. For more information, visit us at http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, company growth, progress with 60GHz wireless solutions, expectations for customer sampling of mobile-oriented wireless products and stock repurchases. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue:
Product	$62,197	$51,458	$49,129	$156,679	$129,205
Licensing	11,722	12,380	10,595	36,081	33,071
Total revenue	73,919	63,838	59,724	192,760	162,276
Cost of revenue and operating expenses:
Cost of product revenue (1)	30,760	25,851	25,072	79,710	67,211
Cost of licensing revenue	99	182	144	406	644
Research and development (2)	17,848	20,512	18,063	60,067	48,887
Selling, general and administrative (3)	14,834	14,196	14,521	45,167	41,412
Amortization of acquisition-related intangible assets	496	496	496	1,488	1,089
Restructuring expense	73	86	360	164	1,457
Total cost of revenue and operating expenses	64,110	61,323	58,656	187,002	160,700
Income from operations	9,809	2,515	1,068	5,758	1,576
Interest income and other, net	323	245	523	1,106	1,534
Income before provision for income taxes and equity in net loss of an unconsolidated affiliate	10,132	2,760	1,591	6,864	3,110
Income tax expense	2,464	3,109	911	8,521	4,536
Equity in net loss of an unconsolidated affiliate	609	594	-	1,803	-
Net income (loss)	$7,059	$(943)	$680	$(3,460)	$(1,426)

Net income (loss) per share – basic	$0.09	$(0.01)	$0.01	$(0.04)	$(0.02)
Net income (loss) per share – diluted	$0.08	$(0.01)	$0.01	$(0.04)	$(0.02)
Weighted average shares – basic	82,504	82,719	81,372	82,647	80,116
Weighted average shares – diluted	83,353	82,719	83,432	82,647	80,116

(1) Includes stock-based compensation expense	$97	$104	$272	$419	$586
(2) Includes stock-based compensation expense	$812	$742	$1,636	$2,714	$2,997
(3) Includes stock-based compensation expense	$1,124	$862	$1,720	$3,896	$3,941

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
GAAP net income (loss)	$7,059	$(943)	$680	$(3,460)	$(1,426)
Non-GAAP adjustments:
Stock-based compensation expense (1)	2,033	1,708	3,628	7,029	7,524
Business strategic initiative and acquisition related expenses (2)	201	1,528	-	3,257	814
Amortization of intangible assets (2)	671	496	496	1,663	1,089
Amortization of intangible assets of unconsolidated affiliate (2)	134	134	-	402	-
Restructuring expense (3)	73	86	360	164	1,457
Reversal of a subsidiary's foreign currency translation adjustment (3)	-	-	-	-	132
Non-GAAP net income before tax adjustments	10,171	3,009	5,164	9,055	9,590
Tax adjustments (4)	(1,327)	1,274	(182)	3,248	1,994
Non-GAAP net income	$8,844	$4,283	$4,982	$12,303	$11,584

Non-GAAP net income per share — basic and diluted	$0.11	$0.05	$0.06	$0.15	$0.14
Weighted average shares — basic	82,504	82,719	81,372	82,647	80,116
Weighted average shares — diluted	83,353	83,444	83,432	83,702	83,075

Stock-based compensation expense is composed of the following:
Cost of revenue	$97	$104	$272	$419	$586
Research and development	812	742	1,636	2,714	2,997
Selling, general and administrative	1,124	862	1,720	3,896	3,941
Total	$2,033	$1,708	$3,628	$7,029	$7,524

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Business Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our business strategic initiative and acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; or relating to our unconsolidated affiliates and (ii) business strategic initiative and acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our business strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. During January 2012, we established a research and development center in Hyderabad, India, whereby we hired 75 employees from our subcontractor and had to incur a onetime fee of approximately $3.056 million towards acquiring these employees. We will amortize this fee over the first two quarters of 2012 amounting to $1,528 million per quarter. We do not expect a fee of similar nature to be paid in our normal course of business and consider it infrequent and non-recurring. We believe that providing non-GAAP information for business strategic initiative and acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs and (ii) reversal of a subsidiary’s foreign currency translation adjustment. It is difficult to estimate the amount or timing of these items in advance. Restructuring charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Reversal of a subsidiary’s foreign currency translation adjustment relates to the reversal from accumulated Other Comprehensive Income (OCI) to income of the accumulated foreign currency translation adjustment of our wholly owned subsidiary in Germany whose facilities and offices had been substantially liquidated during 2010. Our decision to take the accumulated foreign currency translation adjustment to income was based on the provisions of FASB ASC. No. 830-30-40, which states that currency translation adjustment should not be released from accumulated OCI into income until complete or substantially complete liquidation of an investment in a foreign entity. As this was a one-time income and that this unique transaction limits the comparability of our on-going operations with prior and future periods, we believe that this income does not accurately reflect the underlying performance of our continuing operations in the period in which this income was incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three and nine months ended September 30, 2012 and for the three months ended June 30, 2012, our non-GAAP tax rate was approximately 30% of non-GAAP pre-tax income. For the three and nine months ended September 30, 2011, our non-GAAP tax rate was approximately 18% of non-GAAP pre-tax income. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	September 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$34,178	$37,125
Short-term investments	111,084	124,301
Accounts receivable, net	41,927	27,368
Inventories	18,503	10,062
Prepaid expenses and other current assets	5,333	9,101
Deferred income taxes	792	708
Total current assets	211,817	208,665
Property and equipment, net	14,561	12,772
Deferred income taxes, non-current	4,014	4,706
Intangible assets, net	13,457	11,915
Goodwill	18,646	18,646
Other assets	12,961	9,369
Total assets	$275,456	$266,073
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$16,342	$10,133
Accrued and other current liabilities	23,375	26,116
Deferred margin on sales to distributors	10,418	7,809
Deferred license revenue	3,279	2,684
Total current liabilities	53,414	46,742
Other long-term liabilities	16,785	14,815
Total liabilities	70,199	61,557
Stockholders’ equity	205,257	204,516
Total liabilities and stockholders’ equity	$275,456	$266,073

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(3,460)	$(1,426)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	4,536	4,810
Stock-based compensation expense	7,029	7,524
Amortization of investment premium	1,574	2,111
Tax benefits from employee stock-based transactions	524	1,702
Amortization of intangible assets	1,819	1,089
Excess tax benefits from employee stock-based transactions	(524)	(1,702)
Realized loss on sale of short-term investments	(63)	(175)
Equity in net loss of unconsolidated affiliate	1,803	-
Others	402	268
Changes in assets and liabilities:
Accounts receivable	(14,559)	(11,020)
Inventories	(8,441)	(2,491)
Prepaid expenses and other assets	3,545	327
Accounts payable	5,062	669
Accrued and other liabilities	558	69
Deferred margin on sales to distributors	2,609	(1,733)
Deferred license revenue	582	(2,060)
Cash provided by (used in) operating activities	2,996	(2,038)
Cash flows from investing activities:
Proceeds from maturities and sales of short-term investments	67,286	131,810
Purchases of short-term investments	(55,367)	(94,750)
Cash used in business acquisitions	-	(15,910)
Purchases of property and equipment	(6,634)	(5,787)
Investment in a privately held company	(3,500)	(7,514)
Cash paid for investment in unconsolidated affiliate	(2,750)	-
Advances for intellectual properties	(915)	-
Other investing activities	(1,000)	(5,840)
Cash provided by (used in) investing activities	(2,880)	2,009
Cash flows from financing activities:
Proceeds from issuances of common stock	4,958	5,982
Excess tax benefits from employee stock-based transactions	524	1,702
Repurchases of restricted stock units for income tax withholding	(2,120)	(3,263)
Payment to acquire treasury shares	(6,401)	-
Payment of a line of credit assumed in business acquisition	-	(523)
Cash provided by (used in) financing activities	(3,039)	3,898
Effect of exchange rate changes on cash and cash equivalents	(24)	(59)
Net increase (decrease) in cash and cash equivalents	(2,947)	3,810
Cash and cash equivalents — beginning of period	37,125	29,942
Cash and cash equivalents — end of period	$34,178	$33,752
Supplemental cash flow information:
Restricted stock units vested	$6,114	$9,514
Property and equipment and other assets purchased but not paid for	$1,592	$419
Unrealized gain (loss) on short term investments	$163	$(96)
Cash payment for income taxes	$(4,730)	$(4,068)
Common stock issued in connection with business acquisition (1.3 million shares)	$-	$10,429